SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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VALVOLINE INC.

(Name of Registrant as Specified in Its Charter)

N/A

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Notes:

Valvoline Inc.
100 Valvoline Way Lexington, KY 40509

April 3, 2017

Dear Valvoline Inc. Shareholder:

On behalf of our Board of Directors and management, I am pleased to invite you to a Special Meeting of Shareholders of Valvoline Inc. on Wednesday, April 26, 2017, at 3:30 p.m. (ET). The meeting will be held at Valvoline Inc., 100 Valvoline Way, Lexington, KY 40509.

The attached Notice of Special Meeting and Proxy Statement describe the business to be conducted at the meeting. Whether or not you plan to attend the meeting, we encourage you to vote promptly.

We appreciate your continued confidence in Valvoline and look forward to seeing you at the meeting.

Sincerely,

Samuel J. Mitchell, Jr.

Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To our Shareholders:

Valvoline Inc., a Kentucky corporation, will hold a Special Meeting of Shareholders on Wednesday, April 26, 2017, at 3:30 p.m. (ET) at the following location and for the purpose listed below (the “Special Meeting”):

Where:	Valvoline Inc., 100 Valvoline Way, Lexington, KY 40509

Item of Business:

Currently, Sections 5.04, 7.02 and 8.01 (collectively, the “Supermajority Voting Provisions”) of our Amended and Restated Articles of Incorporation (the “Articles”) require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, to: (i) remove a director from our Board of Directors (the “Board”) without cause; (ii) adopt, repeal, alter or amend any provision of our By-laws; and (iii) amend, alter, change, or repeal or to adopt any provision inconsistent with Article V (Board of Directors), Article VI (Shareholders), Article VII (Adoption, Amendment or Repeal of By-laws) and Article VIII (Adoption, Amendment or Repeal of Articles) of our Articles.

Our Board unanimously recommends that our shareholders vote to approve and adopt amendments to our Articles that will eliminate the Supermajority Voting Provisions in a step-down process (such amendments, the “Supermajority Voting Amendments”). If approved, the Supermajority Voting Amendments will (i) immediately reduce the current supermajority voting thresholds from 80% to 66 2⁄3% for all of the Supermajority Voting Provisions upon the effectiveness of the amendments to our Articles (the “Amendment Effective Date”), which we expect to occur promptly after the Special Meeting, and (ii) on the third anniversary of the Amendment Effective Date, reduce the 66 2⁄3% supermajority voting thresholds to simple majority voting thresholds for all of the Supermajority Voting Provisions.

Who Can Vote:	Only shareholders of record at the close of business on March 20, 2017, are entitled to vote at the Special Meeting or any adjournment thereof.

You can vote in one of several ways:

Visit the website listed on your proxy card to vote VIA THE INTERNET

Call the telephone number specified on your proxy card to vote BY TELEPHONE
If you received paper copies of your proxy materials in the mail, sign, date and return your proxy card in the enclosed envelope to vote BY MAIL

Attend the Special Meeting to vote IN PERSON

By Order of the Board of Directors,

JULIE M. O’DANIEL

Senior Vice President, General Counsel

and Corporate Secretary

Lexington, Kentucky

April 3, 2017

PROXY STATEMENT

VALVOLINE INC.

Special Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Why did I receive this proxy statement?

A:

On April 3, 2017, Valvoline Inc. (“Valvoline,” the “Company,” “we,” “us,” and “our”) began mailing this proxy statement to each shareholder of record of Valvoline common stock, par value $0.01 per share (“Common Stock”), as of the close of business on March 20, 2017 (the “Record Date”), the record date for determination of shareholders entitled to notice of and to vote at our Special Meeting of Shareholders on Wednesday, April 26, 2017, at 3:30 p.m. (ET) (the “Special Meeting”). The Special Meeting will be held at Valvoline Inc., 100 Valvoline Way, Lexington, KY 40509. This proxy statement lets our shareholders know when and where we will hold the Special Meeting and, more importantly, this proxy statement:

•	includes detailed information about the matter that will be discussed and voted on at the Special Meeting; and

•	provides updated information about the Company that you should consider in order to make an informed decision on those matter.

Q:	What am I voting on?

A:

Currently, Sections 5.04, 7.02 and 8.01 (collectively, the “Supermajority Voting Provisions”) of our Amended and Restated Articles of Incorporation (the “Articles”) require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, to: (i) remove a director from our Board of Directors (the “Board”) without cause; (ii) adopt, repeal, alter or amend any provision of our By-laws; and (iii) amend, alter, change, or repeal or to adopt any provision inconsistent with Article V (Board of Directors), Article VI (Shareholders), Article VII (Adoption, Amendment or Repeal of By-laws) and Article VIII (Adoption, Amendment or Repeal of Articles) of our Articles.

Our Board unanimously recommends that our shareholders vote to approve and adopt amendments to our Articles that will eliminate the Supermajority Voting Provisions in a step-down process (such amendments, the “Supermajority Voting Amendments”). If approved, the Supermajority Voting Amendments will (i) immediately reduce the current supermajority voting thresholds from 80% to 66 2⁄3% for all of the Supermajority Voting Provisions upon the effectiveness of the amendments to our Articles (the “Amendment Effective Date”), which we expect to occur promptly after the Special Meeting, and (ii) on the third anniversary of the Amendment Effective Date, reduce the 66 2⁄3% supermajority voting thresholds to simple majority voting thresholds for all of the Supermajority Voting Provisions.

Q:	Who may vote at the Special Meeting?

A:

Each shareholder of record of Valvoline as of the Record Date is entitled to vote at the Special Meeting. As of the Record Date, there were 204,530,203 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

Q:	Who can attend the Special Meeting?

A:

Each shareholder of record of Valvoline as of the Record Date is invited to attend the Special Meeting, although seating is limited. If your shares are held in the name of a broker, bank or other nominee, you will need to bring a proxy or letter from that nominee that confirms you are the beneficial owner of those shares.

Q:	How can I vote?

A:

If you are a registered shareholder as of the Record Date, you can vote (i) by attending the Special Meeting, (ii) by following the instructions on the proxy card for voting by telephone or Internet or (iii) by signing, dating and mailing in your proxy card. If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

All shares represented by validly executed proxies will be voted at the Special Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel, as individuals named on the proxy card, will cast the votes represented by such proxy card FOR the approval and adoption of the Supermajority Voting Amendments.

Q:	What shares are included on the proxy card?

A:

Your proxy card represents all shares of Common Stock that are registered in your name. If your shares are held through a broker, bank or other nominee, you will receive either a voting instruction form or a proxy card from your broker, bank or other nominee instructing you on how to vote your shares.

Q:	Can I change my vote once I vote by mail, by telephone or over the Internet?

A:

Yes. You have the right to change or revoke your proxy (1) at any time before the Special Meeting by (a) notifying our Corporate Secretary in writing, (b) returning a later-dated proxy card or (c) entering a later dated telephone or Internet vote; and (2) by voting in person at the Special Meeting.

Q:	Who will count the vote?

A:	Representatives of our proxy tabulator, Corporate Election Services, will tabulate the votes and will act as the inspector of election.

Q:	Is my vote confidential?

A:	Yes. Your vote is confidential.

Q:	What constitutes a quorum?

A:

As of the Record Date, 204,530,203 shares of Common Stock were outstanding and entitled to vote at the Special Meeting. A majority of the shares issued and outstanding and entitled to be voted at the Special Meeting must be present in person or by proxy to constitute a quorum to transact business at the Special Meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining a quorum but as unvoted shares for the purpose of determining the approval of the matter submitted to the shareholders for a vote at the Special Meeting.

Q:	What vote is required for the approval and adoption of the Supermajority Voting Amendments at the Special Meeting?

A:

The approval and adoption of the Supermajority Voting Amendments requires the affirmative vote of the holders of at least 80% of the voting power of our outstanding Common Stock entitled to vote at the Special Meeting.

Q:	How will broker non-votes be treated?

A:

Broker non-votes will be treated as present in determining whether a quorum exists at the Special Meeting, but will be treated as unvoted on the matter submitted to the shareholders for a vote at the Special Meeting if the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether the matter submitted to the shareholders for a vote at the Special Meeting passes.

Q:	Can I access the Company’s Proxy Statement electronically?

A:	Yes. This proxy statement is available online at our website at http://investors.valvoline.com/financial-reports/proxy, and at the SEC’s website, http://www.sec.gov.

Q:	Does the Company offer an opportunity to receive future proxy materials electronically?

A:

Yes. If you wish to view Valvoline’s future proxy materials over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, by mail or in person, you will not have the option to elect electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing our proxy materials to you and will instead send you an e-mail message notifying you of the Internet address or addresses where you may access such proxy materials and vote your shares.

Q:	Where can I find the voting results of the meeting?

A:

We intend to announce preliminary voting results at the Special Meeting. We will report the final results on a Current Report on Form 8-K filed with the SEC no later than the fourth business day following the Special Meeting. You can obtain a copy of the Form 8-K from our website at http://investors.valvoline.com/sec-filings, by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at http://www.sec.gov.

Q:	What is “householding” and how does it affect me?

A:

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary of Valvoline by telephone at 859-357-7777 or by mail at 100 Valvoline Way, P.O. Box 55270, Lexington, KY 40555-1000.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING TO BE HELD ON APRIL 26, 2017.

This proxy statement is available at http://investors.valvoline.com/financial-reports/proxy.

PROPOSAL – AMENDMENTS TO OUR ARTICLES OF INCORPORATION

Background of Proposal

Currently, Sections 5.04, 7.02 and 8.01 (collectively, the “Supermajority Voting Provisions”) of our Articles require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, to: (i) remove a director from our Board without cause; (ii) adopt, repeal, alter or amend any provision of our By-laws; and (iii) amend, alter, change, or repeal or to adopt any provision inconsistent with Article V (Board of Directors), Article VI (Shareholders), Article VII (Adoption, Amendment or Repeal of By-laws) and Article VIII (Adoption, Amendment or Repeal of Articles) of our Articles.

Our Board recognizes that our shareholders would benefit from a reduction of the current 80% supermajority voting thresholds as they pose a challenging threshold to effect certain changes should the shareholders deem it appropriate, particularly following the intended distribution by Ashland Global Holdings Inc. (“Ashland”) of its 83.12% ownership of our outstanding Common Stock to its shareholders.

For this reason, the Board unanimously agreed that it is in the best interests of the Company and our shareholders to adopt the Supermajority Voting Amendments, which in a step-down process will (i) immediately reduce the current supermajority voting thresholds from 80% to 66 2⁄3% for all of the Supermajority Voting Provisions upon the effectiveness of the amendments to our Articles (the “Amendment Effective Date”), which we expect to occur promptly after the Special Meeting, and (ii) on the third anniversary of the Amendment Effective Date, reduce the 66 2⁄3% supermajority voting thresholds to simple majority voting thresholds for all of the Supermajority Voting Provisions.

If the Supermajority Voting Amendments are approved and adopted, it will permit our shareholders greater influence over our corporate governance and further align our policy with corporate governance best practices. Our shareholders will immediately get the benefit of the reduced 66 2⁄3% supermajority voting thresholds for all of the Supermajority Voting Provisions and will after a three-year sunset period get the benefit of simple majority voting thresholds for all of the Supermajority Voting Provisions. Our Board has concluded that three years is a reasonable period of time to maintain the lower 66 2⁄3% supermajority voting threshold for the Supermajority Voting Provisions because it will provide corporate governance stability in the Company’s early days as a public company. The added stability offered during the three-year sunset period will allow us to focus more time and resources on executing our business strategies as a newly public and independent company.

Amendments to our Articles

The amendments to the Articles to effect the Supermajority Voting Amendments will be substantially in the form set forth in Appendix A to this Proxy Statement. If the Supermajority Voting Amendments are approved and adopted by our shareholders, the Company will amend its Articles to effect the revisions set forth in Appendix A. If the proposed amendments are not approved and adopted by our shareholders, the Supermajority Voting Provisions will remain unchanged and in effect.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of at least 80% of the voting power of our outstanding Common Stock entitled to vote at the Special Meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Supermajority Voting Amendments.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

MISCELLANEOUS

Stock Ownership Information

Stock Ownership of Directors, Director Nominees and Executive Officers

The following table presents, as of January 31, 2017, information relating to the beneficial ownership of Common Stock and Ashland common stock, par value $0.01 (“Ashland Common Stock”), by (i) each of our current directors, (ii) each of our executive officers and (iii) all of our current directors and executive officers as a group. A person is deemed to have beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Valvoline Common Stock Beneficially Owned	Percentage of Class*	Number of Shares of Ashland Common Stock Beneficially Owned	Percentage of Class*
Samuel J. Mitchell, Jr.	25,000	*	94,497	*	(1)(2)(3)(4)(7)
Mary E. Meixelsperger	2,500	*	4,529	*	(4)(7)
Craig A. Moughler	5,000	*	9,425	*	(1)(2)(3)(4)(7)
Heidi J. Matheys	400	*	4,462	*	(3)(4)(7)
Frances E. Lockwood	2,500	*	14,323	*	(1)(2)(3)(4)(7)
Julie M. O’Daniel	200	*	636	*	(1)(3)(4)(7)
Thomas A. Gerrald II	0	*	1,249	*	(1)(4)
Anthony R. Puckett	2,500	*	3,193	*	(1)(2)(3)(4)(7)
Victor T. Rios	4,400	*	0	*	(7)
David J. Scheve	0	*	30	*	(1)
Sara K. Stensrud	3,000	*	0	*	(7)
Richard A. Freeland	5,518	*	0	*	(6)
Stephen F. Kirk	4,937	*	4,722	*	(2)(5)(6)
Stephen E. Macadam	9,937	*	0	*	(6)(7)
Vada O. Manager	5,254	*	28,362	*	(2)(5)(6)(7)(8)
Charles M. Sonsteby	13,333	*	0	*	(6)(7)(8)
Mary J. Twinem	9,937	*	0	*	(6)(7)
William A. Wulfsohn	45,500	*	137,971	*	(5)

All directors and executive officers as a group (18 people)	139,916	0.068%	303,399	0.488%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

As of January 31, 2017, there were 204,530,203 shares of Valvoline Common Stock outstanding and 62,226,893 shares of Ashland Common Stock outstanding. None of the listed individuals owned more than 1% of Valvoline’s Common Stock outstanding or Ashland’s Common Stock outstanding as of January 31, 2017. All directors and executive officers as a group owned 139,916 shares of Valvoline Common Stock, which equaled 0.068% of the Common Stock outstanding as of January 31, 2017, and 303,399 shares of Ashland Common Stock, which equaled 0.488% of the Ashland Common Stock outstanding as of January 31, 2017. Certain shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (e.g., upon exercise of an option) within 60 days of the date as of which the information is provided. Any such shares deemed to be beneficially owned are deemed to be outstanding shares for purposes of computing the percentage ownership of a person deemed to beneficially own such shares, but not for purposes of computing the percentage ownership of other persons. No directors or officers had the right to acquire any shares of Valvoline Common Stock within 60 days of January 31, 2017.

(1)

Includes shares of Ashland Common Stock held under the Ashland Employee Savings Plan and/or the LESOP by executive officers: as to Mr. Mitchell, 1,919 shares; as to Mr. Moughler, 2,379 shares; as to Ms. Lockwood, 2,295 shares; as to Mr. Gerrald, 1,130 shares; as to Mr. Puckett, 1,692 shares; as to Ms. O’Daniel, 315 shares; as to Mr. Scheve, 5 shares; and as to all executive officers as a group, 9,735 shares. Participants can vote the Employee Savings Plan and the LESOP shares.

(2)

Includes grants of Ashland restricted stock units to executive officers that vest within 60 days of January 31, 2017, and common stock units and/or restricted stock units (share equivalents) held by executive officers in the Ashland Common Stock Fund under Ashland’s non-qualified deferred compensation plans for employees or by directors under the Ashland non-qualified deferred compensation plans for non-employee directors: as to Mr. Mitchell, 34,735 units; as to Mr. Moughler, 1,130 units; as to Ms. Lockwood, 2,952 units; as to Mr. Puckett, 419 units; as.to Mr. Kirk 3,264 units; as to Mr. Manager, 25,910 units; and as to all directors and executive officers as a group, 68,410 units.

(3)

Includes shares of Ashland Common Stock with respect to which the executive officers have the right to acquire beneficial ownership within 60 calendar days after January 31, 2017, through the exercise of stock appreciation rights (“SARs”): as to Mr. Mitchell, 17,133 shares; as to Mr. Moughler, 1,549 shares; as to Ms. Matheys, 644 shares; as to Ms. Lockwood, 1,747 shares; as to Mr. Puckett, 2,187 shares; as to Ms. O’Daniel, 254 shares; and as to all executive officers as a group, 23,514 shares through SARs. All SARs included in this table are reported on a net basis based on the closing price for Ashland Common Stock as reported on the New York Stock Exchange (“NYSE”) Composite Tape on January 31, 2017. All SARs are stock settled and are not issued in tandem with an option.

(4)

Includes restricted shares of Ashland Common Stock: as to Mr. Mitchell, 8,653 shares and 32,057 performance based restricted shares; as to Ms. Meixelsperger, 4,529 shares; as to Mr. Moughler, 119 shares; as to Ms. Matheys, 119 shares; as to Ms. Lockwood, 2,193 shares; as to Mr. Gerrald, 119 shares; as to Mr. Puckett, 119 shares; as to Ms. O’Daniel, 67 shares; and as to all executive officers as a group, 15,918 shares and 32,057 performance based restricted shares.

(5)	Includes 1,000 restricted shares of Ashland Common Stock for each of Mr. Kirk and Mr. Manager and, as to Mr. Wulfsohn, 3,638 shares and 96,294 performance based restricted shares.

(6)	Includes 4,937 restricted shares of Valvoline Common Stock for each of the non-employee directors granted pursuant to the 2016 Valvoline Incentive Plan.

(7)

Includes shares of Valvoline Common Stock held under the Directed Share Program in connection with the initial public offering; as to Mr. Mitchell, 25,000 shares; as to Ms. Meixelsperger, 2,500 shares; as to Mr. Moughler, 5,000 shares; as to Ms. Matheys, 400 shares; as to Ms. Lockwood, 2,500 shares; as to Ms. O’Daniel, 200 shares; as to Mr. Puckett, 2,500 shares; as to Mr. Rios, 4,400 shares; as to Ms. Stensrud, 3,000 shares; as to Mr. Macadam, 5,000 shares; as to Mr. Manager, 250 shares; as to Mr. Sonsteby, 7,000 shares; as to Ms. Twinem, 5,000 shares; as to Mr. Wulfsohn, 45,500 shares; and which provides participants with voting power with respect to such shares.

(8)

Includes common stock units and/or restricted stock units (share equivalents) held by directors in the Valvoline Common Stock Fund under Valvoline’s non-qualified deferred compensation plans for non-employee directors: as to Mr. Manager, 67 units; as to Sonsteby, 1,396 units; and as to all directors as a group, 1,463 units.

Stock Ownership of Certain Beneficial Owners

The following table presents, as of January 31, 2017, information relating to the beneficial ownership of Common Stock by each person known by Valvoline to own more than 5% of the outstanding shares of Common Stock. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class*
Ashland Global Holdings Inc.	170,000,000	83.12%
50 E RiverCenter Blvd. Covington, Kentucky 40111

Proxy Solicitation Costs

Valvoline is soliciting the proxies to which this proxy statement relates. All costs of soliciting proxies, including the cost of preparing and mailing the proxy statement and any accompanying material, will be borne by Valvoline. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview, and by officers and employees of Valvoline, who will not be additionally compensated for such activity. Valvoline has arranged for the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies. Georgeson’s fees will be paid by Valvoline and are estimated to be $7,500, excluding out-of-pocket expenses.

Shareholder Proposals for the 2018 Annual Meeting

Under our By-laws, shareholders must follow certain procedures to propose an item of business at an annual meeting. Pursuant to these procedures, the Company must be given advance written notice of such proposals, which must contain the information required by our By-laws with respect to the shareholder and the proposal and must be timely. To be timely, written notice must be received by our Corporate Secretary not less than 90 nor more than 120 days before the first anniversary of the prior year’s annual meeting; provided, however, if the annual meeting is to be held more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of such meeting is first made (such applicable notice deadline, the “By-law Notice Deadline”). Based on the January 24, 2017, date for our 2017 Annual Meeting, written notice of any shareholder proposal must be received no earlier than September 26, 2017, and no later than October 26, 2017, to be considered timely for our 2018 Annual Meeting, assuming our 2018 Annual Meeting will be held no more than 30 days before and no more than 60 days after January 24, 2018. The chairman of an annual meeting of shareholders may refuse to acknowledge the proposal of any person not made in compliance with our By-laws. A copy of our By-laws has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov, or may be obtained by written request to: Valvoline’s Corporate Secretary, 100 Valvoline Way, Lexington, KY 40509.

Under SEC rules, if a shareholder wants us to include a shareholder proposal in our proxy statement for the 2018 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive officers no later than September 5, 2017, which is 120 calendar days before the one-year anniversary of the release date of our proxy statement for the 2017 Annual Meeting. If we change the date of our 2018 Annual Meeting by more than 30 days from the one-year anniversary of the 2017 Annual Meeting, then the deadline is a reasonable time before we print and send our proxy materials for the 2018 Annual Meeting. Any such proposal must comply with all of the requirements of Exchange Act Rule 14a-8.

Shareholders should send all proposals for the 2018 Annual Meeting via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, P.O. Box 55270, Lexington, KY 40555-1000.

Other Matters

As of the date of this proxy statement, Valvoline does not know of any business to be presented for consideration at the Special Meeting other than the item referred to in this proxy statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the judgment of the proxies named therein.

If you wish to vote by proxy, please do so by visiting the website listed on your proxy card, by calling the telephone number specified on your proxy card or by mailing a completed, signed and dated proxy card. You may also vote by attending the Special Meeting and voting your shares in person. We appreciate your prompt attention to this matter, and your continued confidence in Valvoline.

JULIE M. O’DANIEL

Senior Vice President, General Counsel

and Corporate Secretary

APPENDIX A PROPOSED AMENDMENTS TO OUR ARTICLES OF INCORPORATION

If our shareholders approve and adopt the Supermajority Voting Amendments, our Articles will be amended as shown below, with deletions indicated by strike-outs and additions indicated by double underlining.

SECTION 5.04. Removal of Directors. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the removal of directors, a director may be removed from office by the shareholders (i) without cause by the affirmative vote of the holders of ~~80% or more~~(a) until April 26, 2020, at least 66 2⁄3% of the voting power of the outstanding voting stock of the Corporation, voting together as a single class, and (b) on or after April 26, 2020, a majority of the voting power of the outstanding voting stock of the Corporation, voting together as a single class, and (ii) with cause by the affirmative vote of the holders of a majority of the voting power of the outstanding voting stock of the Corporation, voting together as a single class. For purposes of this Section 5.04, “cause” shall mean the willful and continuous failure of a director to substantially perform such director’s duties to the Corporation, other than any such failure resulting from incapacity due to physical or mental illness, or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation. As used in these Articles, “voting stock” shall mean shares of capital stock of the Corporation entitled to vote generally in an election of directors.

SECTION 7.02. Shareholders. The shareholders shall also have power to adopt, repeal, alter or amend the By-laws; provided, however, that in addition to any requirements of law and any other provision of these Articles (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the By-laws), the affirmative vote of the holders of ~~at least 80%~~(a) until April 26, 2020, at least 66 2⁄3% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, and (b) on or after April 26, 2020, a majority of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required for shareholders to adopt, amend, alter or repeal any provision of the By-laws.

SECTION 8.01. The Corporation reserves the right to amend, alter, adopt or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are subject to this reservation. Notwithstanding anything contained in these Articles to the contrary (and in addition to any vote required by law), the affirmative vote of the holders of ~~at least 80%~~(a) until April 26, 2020, at least 66 2⁄3% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, and (b) on or after April 26, 2020, a majority of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V, Article VI, Article VII and this Article VIII.

A-1

Valvoline.

C/O Corporate Election Services
P.O. Box 1150
Pittsburgh PA 15230

VOTE BY TELEPHONE

Have your proxy card available when you call **Toll-Free 1-888-693-8683** using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website **www.cesvote.com** and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the **postage-paid envelope** provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a touch-tone telephone: **1-888-693-8683**	Access the Website and cast your vote: **www.cesvote.com**	Return your proxy in the postage-paid envelope provided

Telephone and Internet access is available 24 hours a day, 7 days a week.

In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Time on April 26, 2017.

➔

↓ Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing. ↓

VALVOLINE INC. PROXY

This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders on April 26, 2017.

The undersigned hereby appoints Samuel J. Mitchell, Jr. and Julie M. O'Daniel, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Valvoline Inc. Common Stock that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on April 26, 2017, and at any adjournment thereof.

Date: ______________________

____

____

(Sign Here)

INSTRUCTIONS: Please sign exactly as your name appears on this proxy. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Please sign, date, and return your proxy promptly in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.
Please fold and detach card at perforation before mailing.

VALVOLINE INC.

PROXY

If you do not provide voting instructions, your proxy will be voted FOR proposal 1.

The Board of Directors recommends a vote FOR proposal 1.

1. To approve and adopt amendments to certain supermajority voting provisions in the Company's Amended and Restated Articles of Incorporation (the "Articles"), which will (i) immediately reduce the current supermajority voting thresholds from 80% to 66⅔% for all of the supermajority voting provisions upon the effectiveness of the amendments to the Articles (the "Amendment Effective Date"), and (ii) on the third anniversary of the Amendment Effective Date, reduce the 66⅔% supermajority voting thresholds to simple majority voting thresholds for all of the supermajority voting provisions.

❑ FOR ❑ AGAINST ❑ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side)